Exhibit 4.9B

Certain confidential information contained in this document, has been redacted in accordance with Instructions as to Exhibits to Form 20-F, because (i) the company customarily and actually treats that information as private or confidential and (ii) the omitted information is not material. “[***]” indicates where the information has been omitted from this exhibit

AMENDMENT NO. 2 TO THE C OMMITMENT LETTER
DATED DECEMBER 27, 2020
This amendment (the “Amendment No. 2’’) to the Commitment Letter dated December 27, 2020 is entered into with effect from January 31. 2023 (“Effective Date of Amendment No. 2”).
WITNESSETH
WHEREAS, the Parties have executed a Commitment Letter, dated December 20, 2020 as amended by Amendment No. 1 on July 28. 2022 ("Original Commitment Letter" or “OCL”).
WHEREAS, the Parties wish to amend the Original Commitment Letter as provided in this Amendment No. 2 with effect from the Effective Date of Amendment No. 2.
NOW THEREFORE, the OCL shall be amended as follows:
1.Defined Terms
Unless otherwise defined herein, capitalized terms used herein which are defined in the OCL herein as therein defined.
2.Amendments to the OCL
As of the Effective Date of Amendment No. 2, the OCL shall be amended as follows:
2.aSection 2.2A of the OCL shall be amended to delete “January 31. 2023” and replace by “January 31. 2024”.
3.Fees
The Borrower shall pay the following fees for this Amendment No. 2:
3.a[***].
3.b[***].
3.c[***].
4.Effectiveness
This Amendment No. 2 shall become effective as of the Effective Date of Amendment No. 2.
5.Continuing Effect of the OCL

This Amendment No. 2 shall not constitute an amendment or waiver of any other provision of the OCL not expressly referred to herein and shall not be construed as such.

Except as expressly amended herein, the provisions of the OCL are and shall remain in full force and effect.
BANK LEUMI LE-ISRAEL B.M.
By:

______________________________ __________________________________

Bank Leumi le-Israel B.M.
Dear Sir/Madam,
We hereby confirm our agreement to the above ans to entering into this Amendment Mo.2 to the Commitment Letter dated December 27, 2020.

/s/David Abadi_________________
Cognyte Technologies Israel Ltd.

Signed by:
Name: David Abadi
Position: CFO

I, the undersigned, ___________________, the lawyer acting for Cognyte Technologies Israel Ltd. (the "Borrower”), hereby confirm that the above signature composition binds the Borrower, and I confirm that the meeting of the board of directors of the Borrower dated 1 Feb 2023 was duly held and that the entry into this Amendment No. 2 to the Commitment Letter dated December 27, 2020, by the Borrower, was approved by resolutions that were duly passed in accordance with the law and with the articles of association of the Borrower, and that the same have been duly signed by the Chairman of the meeting.

1 Feb 2023			/s/ Toot Salles
Date	Name	Surname	Signature